2005

Notice of Annual and Special Meeting and
Management Information Circular

                        INTERNATIONAL URANIUM CORPORATION

INTERNATIONAL URANIUM CORPORATION
(INCORPORATED UNDER THE LAWS OF ONTARIO)

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the shareholders of INTERNATIONAL URANIUM CORPORATION (the "Corporation") will be held at the Vancouver offices of the Corporation at Suite 2101, 885 West Georgia Street, Vancouver, British Columbia, on Tuesday, March 22, 2005 at the hour of 10:00 a.m. (Vancouver time) for the following purposes:

1. to receive the consolidated financial statements of the Corporation for the year ended September 30, 2004 together with the report of the auditors thereon;

2. to appoint auditors to hold office until the next annual meeting, at a remuneration to be fixed by the board of directors of the Corporation;

3. to elect directors to hold office until the next annual meeting of the Corporation;

4.    to consider certain amendments to the Corporation's Stock Option Plan;

5. to consider any amendments to or variations of any matter identified in this Notice of Meeting; and

6. to transact such further and other business as may properly come before the Meeting or any and all adjournments thereof.

Accompanying this Notice of Meeting are: (i) a copy of the 2004 Annual Report, inclusive of the consolidated financial statements of the Corporation for the year ended September 30, 2004; (ii) a Management Information Circular (the "Circular"); (iii) an Instrument of Proxy and Notes thereto; and (iv) a reply card for use by shareholders who wish to receive the Corporation's interim financial statements. Reference is made to the Circular for details of the matters to be considered at the Meeting.

If you are a registered shareholder of the Corporation and are unable to attend the Meeting in person, please complete, sign, date and return the enclosed form of Proxy either in the addressed envelope enclosed to Proxy Department, Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, or by fax to 1-866-249-7775. Proxies must be received not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof.

If you are a non-registered shareholder of the Corporation and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. IF YOU ARE A NON-REGISTERED SHAREHOLDER AND DO NOT COMPLETE AND RETURN THE MATERIALS IN ACCORDANCE WITH SUCH INSTRUCTIONS, YOU MAY LOSE THE RIGHT TO VOTE AT THE MEETING, EITHER IN PERSON OR BY PROXY.

If you have any questions about the procedures required to qualify to vote at the Meeting or about obtaining, completing and depositing the required form of Proxy, you should contact Computershare Trust Company of Canada by telephone (toll free) at 1-800-663-9097 or by e-mail at caregistryinfo@computershare.com.

BY ORDER OF THE BOARD

(signed) David C. Frydenlund,
Corporate Secretary

Denver, Colorado
February 10, 2005

                        INTERNATIONAL URANIUM CORPORATION
                          2101-885 West Georgia Street
                         Vancouver, B.C. Canada V6C 3E8
                            Telephone: (604) 689-7842
                               Fax: (604) 689-4250

INTERNATIONAL URANIUM CORPORATION
(INCORPORATED UNDER THE LAWS OF ONTARIO)

                         MANAGEMENT INFORMATION CIRCULAR
            All dollar amounts in this Information Circular refer to
                 United States currency, unless otherwise noted.

SOLICITATION OF PROXIES

This management information circular (the "Circular") is furnished in connection with the solicitation by the management of International Uranium Corporation (the "Corporation") of proxies to be used at the annual and special meeting of the shareholders of the Corporation to be held at the Vancouver offices of the Corporation at Suite 2101, 885 West Georgia Street, Vancouver, British Columbia, on Tuesday, March 22, 2005, at the hour of 10:00 o'clock in the forenoon (Vancouver time) and at any adjournments thereof (the "Meeting"). It is not intended to use the accompanying proxy for the purposes of voting on the consolidated financial statements of the Corporation and its subsidiaries prepared for the fiscal year ended September 30, 2004 and the reports of management and the auditors.

THIS SOLICITATION IS MADE BY THE MANAGEMENT OF THE CORPORATION. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone by officers, directors and regular employees of the Corporation without special compensation. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Corporation. Except as otherwise stated, the information contained herein is given as of February 10, 2005.

APPOINTMENT, REVOCATION AND VOTING OF PROXIES

THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ARE DIRECTORS AND/OR OFFICERS OF THE CORPORATION. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT THE SHAREHOLDER AT THE MEETING OR ANY ADJOURNMENT THEREOF MAY DO SO EITHER BY INSERTING THE PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, DEPOSITING THE COMPLETED PROXY AT THE OFFICE OF COMPUTERSHARE TRUST COMPANY OF CANADA AT THE ADDRESS SPECIFIED IN THE PROXY NOT LESS THAN FORTY-EIGHT (48) HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE TIME OF THE MEETING, OR WITH THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING.

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOUR OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, WILL BE VOTED FOR: (I) THE ELECTION OF EACH OF MANAGEMENT'S NOMINEES FOR DIRECTORS AS SET OUT IN THIS CIRCULAR AS DIRECTORS OF THE CORPORATION; (II) THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF THE CORPORATION AT A REMUNERATION TO BE FIXED BY THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD"); AND (III) THE AMENDMENT TO THE CORPORATION'S STOCK OPTION PLAN. Instructions with respect to voting will be respected by the persons designated in the enclosed form of proxy.

THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED IN IT WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the time of printing of this circular the management of the Corporation knows of no other matters to come before the Meeting other than the matters referred to in the notice of Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the shares represented by proxies in favour of management nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

INFORMATION FOR NON-REGISTERED HOLDERS

ONLY REGISTERED SHAREHOLDERS OR DULY APPOINTED PROXYHOLDERS ARE PERMITTED TO VOTE AT THE MEETING. SOME SHAREHOLDERS OF THE CORPORATION ARE "NON-REGISTERED" SHAREHOLDERS BECAUSE THE SHARES THEY OWN ARE NOT REGISTERED IN THEIR NAMES BUT ARE INSTEAD REGISTERED IN THE NAME OF THE BROKERAGE FIRM, BANK OR TRUST COMPANY THROUGH WHICH THEY PURCHASED THE SHARES. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a

                       INTERNATIONAL URANIUM CORPORATION
participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Since the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and DELIVER IT TO COMPUTERSHARE TRUST COMPANY OF CANADA as provided below; or

(b) more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and RETURNED TO THE INTERMEDIARY OR ITS SERVICE COMPANY, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. IN EITHER CASE, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARY, INCLUDING THOSE REGARDING WHEN AND WHERE THE PROXY OR PROXY AUTHORIZATION FORM IS TO BE DELIVERED.

REVOCATION OF PROXIES

A proxy given by a shareholder for use at the Meeting may be revoked at any time prior to its use. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, and upon either of such deposits the proxy is revoked. The registered office of the Corporation is located at: Scotia Plaza, Suite 2100, 40 King St. West, Toronto, Ontario, Canada, M5H 3C2. ONLY REGISTERED SHAREHOLDERS HAVE THE RIGHT TO REVOKE A PROXY. NON-REGISTERED HOLDERS WHO WISH TO CHANGE THEIR VOTE MUST, AT LEAST 7 DAYS BEFORE THE MEETING, ARRANGE FOR THEIR RESPECTIVE INTERMEDIARIES TO REVOKE THE PROXY ON THEIR BEHALF.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As at the date hereof, there are 80,005,066 common shares of the Corporation outstanding. Each shareholder is entitled to one vote for each common share shown as registered in the shareholder's name on the record date. The directors have fixed the close of business on February 11, 2005, as the record date for the Meeting. Only shareholders of record as at the close of business on February 11, 2005, are entitled to receive notice of and to attend and vote at the Meeting except to the extent that a person has transferred the ownership of any such shares after that date and the transferee requests not later than 10 days before the Meeting that its name be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee is entitled to vote its shares at the Meeting.

There are no persons who, to the knowledge of the directors and officers of the Corporation, beneficially own or exercise control or direction over shares carrying more than 10% of the voting rights attached to all shares of the Corporation.

                       INTERNATIONAL URANIUM CORPORATION

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors who are to be elected annually. The Board has determined that it would be appropriate to increase the size of the Board from five (5) directors to six (6) directors. Accordingly, six
(6) directors will be elected at the Meeting. Each director will hold office until the next annual meeting of shareholders or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws of the Corporation. It is intended that on any ballot that may be called for relating to the election of directors, the shares represented by proxies in favour of management nominees will be voted in favour of the election of each of such persons as directors of the Corporation, unless a shareholder has specified in its proxy that the shareholder's shares are to be withheld from voting in the election of directors.

In the following table and notes is stated the name of each person proposed to be nominated by management for election as a director, all other positions and offices with the Corporation and any significant affiliate now held by him, if any, his principal occupation or employment, the period or periods of service as a director of the Corporation and the approximate number of shares of the Corporation beneficially owned by him directly or indirectly or over which he exercises control or direction.

                                              COMMON SHARES OF
                                               THE CORPORATION
                                             BENEFICIALLY OWNED,
                                                 DIRECTLY OR
                                               INDIRECTLY, OR
NAME AND MUNICIPALITY   PERIOD OF SERVICE       CONTROLLED OR                      PRESENT PRINCIPAL OCCUPATION AND
    OF RESIDENCE          AS A DIRECTOR            DIRECTED                          POSITION WITH THE CORPORATION
---------------------   -----------------    -------------------  ------------------------------------------------------------------
JOHN H. CRAIG             May 9, 1997 to           132,500        Lawyer, partner of Cassels Brock & Blackwell LLP
Toronto, ON                  present

DAVID C. FRYDENLUND       May 9, 1997 to           433,000        Vice President, General Counsel, Chief Financial Officer and
Denver, CO                   present                              Corporate Secretary of the Corporation.

BRIAN D. EDGAR                 --                       --        Principal of Rand Edgar Investment Corporation, an investment
Vancouver, BC                                                     company located in Vancouver, BC since 1991; President of
                                                                  Sisu Enterprises Co. Inc. since May 2003

RON F. HOCHSTEIN         April 6, 2000 to          343,000        President and Chief Executive Officer of the Corporation since
Vancouver, B.C.               present                             April 6, 2000; from January 31, 2000 to April 6, 2000, Vice
                                                                  President and Chief Operating Officer of the Corporation.

LUKAS H. LUNDIN           May 9, 1997 to           192,250        Chairman of the Board of the Corporation; director and officer
Vancouver, BC                 present                             of a number of publicly-traded natural resource companies, including: Lundin Petroleum AB, Atacama Minerals Corp., Valkyries
                                                                  Petroleum Corp., Canadian Gold Hunter Corp., Tenke Mining Corp.,
                                                                  Tanganyika Oil Company Ltd. and Lundin Mining Corporation

WILLIAM A. RAND           May 9, 1997 to            25,000        Self-employed businessman.
Vancouver, BC                 present

Mr. Brian D. Edgar is not currently a director or officer of the Corporation, and has not served as a director or officer of the Corporation in the past. Each of the remaining nominees listed above was elected to his present term of office at the annual meeting of shareholders of the Corporation held on March 23, 2004.

The information as to shares beneficially owned or over which the directors exercise control or direction, not being within the knowledge of the Corporation, has been furnished by each of the proposed management nominees.

All of the above-named nominees have held their present positions or other executive positions with the same or associated firms or organizations during the past five years.

If any of the above-named nominees is for any reason unavailable to serve as a director, proxies in favour of management will be voted for another nominee in their discretion unless the shareholder has specified in the proxy that its shares are to be withheld from voting in the election of directors.

The Board does not have an executive committee. There are presently four committees of the Board; namely, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Environment, Health and Safety Committee. The following table sets out the members of such Committees:

                       INTERNATIONAL URANIUM CORPORATION

                                                 CORPORATE GOVERNANCE           ENVIRONMENT, HEALTH
AUDIT COMMITTEE       COMPENSATION COMMITTEE    AND NOMINATING COMMITTEE        AND SAFETY COMMITTEE
---------------       ----------------------    ------------------------        --------------------
William A. Rand          Lukas H. Lundin             Lukas H. Lundin               Lukas H. Lundin
 John H. Craig           William A. Rand             William A. Rand             David C. Frydenlund
Lukas H. Lundin           John H. Craig               John H. Craig                John H. Craig

APPOINTMENT AND REMUNERATION OF AUDITORS

In the past, the Board has negotiated with the auditors of the Corporation on an arm's length basis in determining the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors were reasonable in the circumstances and would be comparable to fees charged by auditors providing similar services.

PricewaterhouseCoopers LLP was first appointed as auditors of the Corporation on May 9, 1997. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted in favour of the reappointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of the Corporation to hold office until the close of the next annual meeting of the Corporation, at a remuneration to be determined by the Board.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of each of the named executive officers of the Corporation for the fiscal year ended September 30, 2004, as well as the fiscal periods ended September 30, 2003 and September 30, 2002.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                                     --------------------------  -----------------------------------
                                                                                           AWARDS            PAYOUTS
                                                                                 ------------------------    -------
                                                                                               RESTRICTED
                                                                       OTHER      SECURITIES    SHARES OR
                                                                       ANNUAL        UNDER     RESTRICTED
         NAME AND PRINCIPAL POSITION           YEAR  SALARY            COMPEN-     OPTIONS/       SHARE       LTIP     ALL OTHER
                                                      (US$)    BONUS   SATION    SARS GRANTED     UNITS      PAYOUTS   COMPENSATION
                                                       (1)     (US$)    (US$)        (#)          (US$)       (US$)        (US$)
                        (A)                    (B)     (C)      (D)      (E)         (F)           (G)         (H)          (I)
---------------------------------------------  ----  -------   -----  ---------  ------------  ----------    -------   ------------
Ron F. Hochstein                               2004  163,043    Nil    59,980(3)    400,000        Nil         Nil          Nil
President and Chief Executive Officer(2)       2003  160,000    Nil      Nil        250,000        Nil         Nil          Nil
                                               2002  160,000    Nil      Nil          Nil          Nil         Nil          Nil

David C. Frydenlund,                           2004  158,400    Nil      Nil        250,000        Nil         Nil          Nil
Vice President, General Counsel, Chief         2003  158,400    Nil      Nil          Nil          Nil         Nil          Nil
Financial Officer, and Corporate Secretary(2)  2002  158,400    Nil   209,000(4)    200,000        Nil         Nil          Nil

Harold R. Roberts,                             2004   11,667    Nil      Nil          Nil          Nil         Nil       35,250(5)
Vice President, Corporate Development,         2003  140,000    Nil      Nil          Nil          Nil         Nil        3,000(6)
International Uranium (USA) Corporation(5)(7)  2002  140,000    Nil      Nil          Nil          Nil         Nil        3,000(6)

NOTES TO SUMMARY COMPENSATION TABLE

(1) The Corporation's currency for disclosure purposes is US dollars which are the functional currency of the Corporation's operations.

(2) Each of Messrs. Ron F. Hochstein and David C. Frydenlund currently have contracts of employment with the Corporation or its subsidiary, International Uranium (USA) Corporation. There are no compensatory plans or arrangements provided in such contracts in respect of resignation, retirement, termination, change in control of the Corporation or responsibilities. The expiry date of the employment contracts for Messrs Hochstein and Frydenlund is September 30, 2005.

(3) Other annual compensation represents payments made on behalf of Mr. Hochstein in respect of his relocation from the Corporation's Denver offices to the Corporation's Vancouver offices, including $11,977, being amounts reimbursed for the payment of taxes incurred by Mr. Hochstein in connection with relocation expenses, and the remainder being relocation expenses paid by the Corporation on behalf of Mr. Hochstein.

(4) Other annual compensation is $209,000, being the value of a relocation loan in the amount of $200,000 provided to Mr. Frydenlund in 1997, which was forgiven by the Corporation on September 30, 2002, together with $9,000 of imputed interest benefits from that loan.

(5) Mr. Roberts was Vice President, Corporate Development of the Corporation's subsidiary International Uranium (USA) Corporation ("IUSA"), from May 14,

                       INTERNATIONAL URANIUM CORPORATION

      2001 until October 31, 2003. As a result of a downsizing of the Corporation's head office in October 2003, Mr. Roberts resigned from his position as Vice President, Corporate Development, effective October 31, 2003 and was retained on a consulting basis from November 1, 2003 until December 31, 2004. Mr. Roberts received a severance payment of $35,000. Mr. Roberts recommenced employment with the Corporation on January 1, 2005 as Vice President, Corporate Development, of IUSA. Mr. Roberts currently has a contract of employment with IUSA which expires December 31, 2006. There are no compensatory plans or arrangements provided in such contract in respect of resignation, retirement, termination, change in control of the Corporation or responsibilities. In addition, $250 of the amount shown constituted a 401K matching contribution made to Mr. Roberts' retirement account per the Corporation's 401K Benefit Plan available to all eligible United States employees.

(6) Amounts represent 401K matching contributions made to the named executive's retirement account per the Corporation's 401K Benefit Plan available to all eligible United States employees.

(7) Subsequent to the recently-completed financial year, Mr. Roberts was granted an incentive stock option to purchase up to 80,000 common shares of the Corporation. These options are exercisable at any time up to January 11, 2008 at an exercise price of CDN$4.27 per share.

There were no long-term incentive plan awards made to any of the named executive officers of the Corporation during the most recently completed financial year. In addition, there are no plans in place with respect to any of the named individuals for termination of employment or change in responsibilities under employment contracts, apart from those separately disclosed herein.

No stock appreciation rights are outstanding and it is currently intended that none be issued.

STOCK OPTIONS

The Corporation's current Stock Option Plan (the "Plan") governing the issuance of stock options was established on February 14, 1997 (and amended as approved by shareholders on March 23, 1998 and further amended by the Board on February 10, 2005, subject to approval by the shareholders at the Meeting). The Plan complies with the rules set forth for such plans by the Toronto Stock Exchange ("TSX" or the "Exchange"). At the Meeting, shareholders will be asked to consider and, if deemed advisable, to approve an ordinary resolution to amend the Plan. See "Particulars of Other Matters to be Acted Upon - Amendments to Stock Option Plan" for information concerning details of the proposed amendments to the Plan. A copy of the Plan containing the proposed amendments is attached hereto as Schedule "A".

The major features of the Plan as it currently exists (without taking into account the proposed amendments to be considered by the shareholders at the Meeting) can be summarized as follows:

The Board, or a committee appointed for such purposes, may from time to time grant to directors, officers, eligible employees of, or consultants to, the Corporation or its subsidiaries, or to employees of management companies providing services to the Corporation (collectively, the "Eligible Personnel") options to acquire Common Shares in such numbers, for such terms and at such exercise prices as may be determined by the Board or such committee. The purpose of the Plan is to advance the interests of the Corporation by providing Eligible Personnel with a financial incentive for the continued improvement of the Corporation's performance and encouragement to stay with the Corporation.

The maximum number of Common Shares that may be reserved for issuance for all purposes under the Plan is 6,700,000 Common Shares or such additional amount as the Corporation's shareholders may approve from time to time. This maximum number includes both Common Shares previously issued upon the exercise of options over the entire term of the Plan since February 14, 1997 and Common Shares issuable under outstanding options under the Plan. Any Common Shares subject to a share option which for any reason is cancelled or terminated without having been exercised will again be available for grant under the Plan. The maximum number of Common Shares that may be reserved for issuance to insiders of the Corporation under the Plan and under any other share compensation arrangement is limited to 10% of the Common Shares outstanding at the time of grant (on a non-diluted basis).

The Board has the authority under the Plan to establish the option price at the time each share option is granted. The option price may not be lower than the market price, i.e. the closing price, of the Common Shares as traded on the Exchange on the last trading day preceding the date on which the option is approved by the Board.

Options granted under the Plan must be exercised no later than 10 years after the date of grant, and options are not transferable other than by will or the laws of dissent and distribution. If an optionee ceases to be an Eligible Person for any reason whatsoever other than death, each option held by such optionee will cease to be exercisable 30 days following the termination date (being the date on which such optionee ceases to be an Eligible Person). If an optionee dies, the legal representative of the

                       INTERNATIONAL URANIUM CORPORATION
optionee may exercise the optionee's options within one year after the date of the optionee's death but only up to and including the original option expiry date.

The Corporation provides no financial assistance to facilitate the purchase of Common Shares to directors, officers or employees who hold options granted under the Plan. As at December 31, 2004 there were options outstanding under the Plan to acquire 1,820,000 Common Shares.

              OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED
                                 FINANCIAL YEAR

                                                                               MARKET VALUE
                                                                               OF SECURITIES
                            SECURITIES      % OF TOTAL          EXERCISE        UNDERLYING
                          UNDER OPTIONS/   OPTIONS/SARs            OR           OPTIONS/SARs
                               SARs         GRANTED TO         BASE PRICE      ON THE DATE OF
                             GRANTED       EMPLOYEES IN          (CDN$/         GRANT (CDN$/    EXPIRATION
       NAME                    (#)        FINANCIAL YEAR       SECURITY)         SECURITY)         DATE
        (A)                    (B)             (C)                (D)               (E)            (F)
-------------------       --------------  --------------       ----------      --------------   -------------
Ron F. Hochstein              400,000          20.2%              $1.01             $1.01       Nov 26/2006
David C. Frydenlund           250,000          12.6%              $1.01             $1.01       Nov 26/2006
Harold R. Roberts               Nil              -                  -                 -              -

       AGGREGATED OPTIONS/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
             FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

                                                                                 VALUE OF
                                                                                UNEXERCISED
                                                                               IN-THE-MONEY
                                                         UNEXERCISED           OPTIONS/SARs AT
                                                       OPTIONS/SARs AT          FISCAL YEAR
                           SECURITIES    AGGREGATE     FISCAL YEAR END           END (1)
                           ACQUIRED        VALUE             (#)                EXERCISABLE/
                          ON EXERCISE     REALIZED      EXERCISABLE/            UNEXERCISABLE
       NAME                   (#)           (CDN$)      UNEXERCISABLE              (CDN$)
        (A)                   (B)            (C)             (D)                     (E)
-------------------       -----------    ---------     ---------------         ---------------
Ron F. Hochstein               -             -             650,000             $   2,502,000
David C. Frydenlund            -             -             450,000             $   1,753,000
Harold R. Roberts              -             -               Nil                       -

(1) Based on the closing price of the common shares of the Corporation on the TSX on September 30, 2004 of Cdn$4.59.

The Corporation does not have any defined benefit or actuarial plans. In addition, there are no compensatory plans or arrangements in place, including payments to be received from the Corporation or its subsidiaries, with respect to any of the above-named executive officers herein, which would result from the resignation, retirement or any other termination of employment of such person's employment with the Corporation and its subsidiaries or from a change of control of the Corporation or any subsidiary of the Corporation or a change in the named executive officer's responsibilities following a change in control, apart from those separately disclosed.

COMPENSATION COMMITTEE

The Corporation's Compensation Committee is comprised of three unrelated directors within the meaning of applicable TSX guidance; namely, Messrs. Lukas
H. Lundin, William A. Rand and John H. Craig. None of these individuals are employees of the Corporation or any of its subsidiaries. Mr. Lundin is Chair of the Board of the Corporation. The duties and responsibilities of the Compensation Committee are set out in this Circular under the heading "Corporate Governance - Board Committees". The Committee meets at least annually to receive information on and determine matters regarding executive compensation, in accordance with policies approved by the Board.

                       INTERNATIONAL URANIUM CORPORATION

REPORT OF THE COMPENSATION COMMITTEE

The Corporation's compensation philosophy for executives continues to follow three underlying principles; namely, (i) to provide a compensation package that encourages and motivates performance; (ii) to be competitive with other companies of similar size and scope of operations so as to attract and retain talented executives; and (iii) to align the interests of its executive officers with the long-term interests of the Corporation and its shareholders through stock-related programs.

When determining both compensation policies and programs and individual compensation levels for executive officers, the Committee takes into consideration a variety of factors. These factors include overall financial and operating performance of the Corporation, the Committee and the Board's overall assessment of each executive's individual performance and contribution towards meeting corporate objectives, levels of responsibility, length of service and industry comparables.

Executive compensation is comprised primarily of a base salary and participation in the Corporation's incentive stock option and 401K plans, and may also consist of bonuses and other perquisites which are awarded on an occasional basis.

The salary for each executive officer's position is primarily determined having regard for the incumbent's responsibilities, individual performance factors, overall corporate performance, and the assessment of such individuals as presented by management to the Board and the Compensation Committee. On February 10, 2005 the Compensation Committee reviewed the compensation of the Corporation's executive officers and determined that the current salary levels of such individuals are appropriate.

The second component of the executive officer's compensation is stock options. The Compensation Committee or the Board, subject to approval by regulatory authorities, may from time to time grant stock options to executive officers under the Corporation's Stock Option Plan. Grants of stock options are intended to emphasize the executive officers' commitment to the Corporation's growth and the enhancement of share value. The grant of stock options also enables the Corporation to attract and retain qualified executives. Options are generally reviewed annually and are granted to newly hired executive officers at the time of their initial employment. During the recently-completed financial year, the Committee and the Board considered and approved the grant of 400,000 and 250,000 options to the CEO and CFO of the Corporation, respectively, to maintain their compensation packages at competitive levels, taking into account the amount and terms of outstanding options held by those officers. Also during the year, the Committee considered and approved a relocation compensation and employment package for the Corporation's CEO, Mr. Ron Hochstein. Mr. Hochstein was relocated from the Corporation's Denver offices to the Corporation's offices in Vancouver, Canada. The Committee approved an employment package which was intended to effectively provide Mr. Hochstein with a Canadian dollar salary equivalent on an after-tax basis to his previous United States salary, and covered relocation and other related costs associated with Mr. Hochstein's transfer to Vancouver.

The third component of the executive officers' compensation is the ability of United States employees to participate in the Corporation's 401K Benefit Plan. The Corporation matches contributions made by participating executive officers to their respective retirement accounts in accordance with provisions of the 401K Benefit Plan available to all eligible United States employees of the Corporation.

No cash bonuses were paid to any executive officers during the recently-completed financial year.

SUBMITTED ON BEHALF OF THE COMPENSATION COMMITTEE

     William A. Rand
     Lukas H. Lundin
     John H. Craig

                                PERFORMANCE GRAPH

The following graph compares the Corporation's cumulative total shareholder return with the cumulative total return of the S&P/TSX Composite Index (formerly, the TSE 300 Index), assuming a Cdn$100 investment in common shares on September 30, 1999 and reinvestment of dividends during the period. All currency references in the graph are to Canadian dollars.

                       INTERNATIONAL URANIUM CORPORATION

                                  [LINE GRAPH]

             SEPT. 30/99   SEPT. 30/00     SEPT. 30/01     SEPT 29/02    SEPT. 29/03   SEPT 30/04
             -----------   -----------     -----------     ----------    -----------   ----------
  IUC          100.00         122.22          111.11         125.92         174.07      1,699.96
S&P/TSX        100.00         149.16           98.29          88.83         106.66        124.58

COMPENSATION OF DIRECTORS

A.    Standard Compensation Arrangements

None of the directors of the Corporation were compensated by the Corporation and its subsidiaries during the most recently completed financial year for their services in their capacity as directors, nor were any amounts paid to directors for committee participation or special assignments. All expenses incurred by directors in respect of their duties are reimbursed by the Corporation.

B.    Other Arrangements

None of the directors of the Corporation were compensated in their capacity as director by the Corporation and its subsidiaries during the most recently completed financial year pursuant to any other arrangement or in lieu of any standard arrangement.

To encourage directors to align their interests with shareholders, directors are granted incentive stock options pursuant to the Plan, from time to time. The following table sets forth information concerning individual grants of options to purchase securities of the Corporation made during the most recently completed financial year to the directors of the Corporation (excluding the Named Executive Officers):

                                                                                  MARKET VALUE
                     SECURITIES            % OF TOTAL                            OF UNDERLYING
                        UNDER            OPTIONS GRANTED       EXERCISE OR        SECURITIES
NAME OF DIRECTOR       OPTIONS           TO ALL EMPLOYEES       BASE PRICE       OPTIONS ON THE
AND POSITION AS AT     GRANTED           IN THE FINANCIAL     ($/SECURITIES)      DATE OF GRANT     DATE OF        EXPIRATION
FINANCIAL YEAR-END     (#)(1)                  YEAR                (2)             ($/SECURITY)      GRANT            DATE
------------------   ----------          ----------------      ------------      --------------    ---------       ----------

Lukas H. Lundin        400,000                20.2%               $1.01                $1.01       Nov 27/03       Nov 26/06
William A. Rand        100,000                5.04%               $1.01                $1.01       Nov 27/03       Nov 26/06
John H. Craig          100,000                5.04%               $1.01                $1.01       Nov 27/03       Nov 26/06

(1)   The options are fully exercisable on the date of grant.

(2) The exercise price of stock options is determined by the Board but shall in no event be less than the market price of the common shares of the Corporation as traded on the TSX on the day prior to the date of grant. The Corporation's practice is to price all incentive options at market or above, without discount.

The following table sets forth each option exercised during the most recently completed financial year by directors of the Corporation (excluding the Named Executive Officers) and the financial year end value of unexercised options on an aggregated basis.

                       INTERNATIONAL URANIUM CORPORATION

       AGGREGATED OPTIONS/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
             FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

                                                                                  VALUE OF
                                                                                 UNEXERCISED
                                                                                IN-THE-MONEY
                                                         UNEXERCISED           OPTIONS/SARS AT
                                                       OPTIONS/SARS AT           FISCAL YEAR
                           SECURITIES    AGGREGATE     FISCAL YEAR END               END
                           ACQUIRED        VALUE             (#)                EXERCISABLE/
                          ON EXERCISE     REALIZED      EXERCISABLE/            UNEXERCISABLE
       NAME                   (#)          (CDN$)       UNEXERCISABLE             (CDN$) (2)
        (A)                   (B)        (1) (C)             (D)                     (E)
-------------------       -----------    ---------     ---------------         ---------------
Lukas H. Lundin                -               -           400,000             $     1,432,000
William A. Rand                -               -           100,000             $       358,000
John H. Craig               50,000       $ 159,250          50,000             $       179,000

(1) Based on the difference between the closing price of the Corporation's common shares as traded on the TSX on the date of exercise and the exercise price of the related options, i.e. Cdn$1.01 per share.

(2) Based on the closing price of the common shares of the Corporation on the TSX on September 30, 2004 of Cdn$4.59.

C.    Compensation for Services

During the recently completed financial year, the law firm of Cassels Brock & Blackwell LLP of which Mr. John H. Craig is a partner, was paid $169,026 for legal services rendered as solicitors for the Corporation.

Pursuant to the terms of a services agreement between the Corporation and Namdo Management Services Ltd., a private corporation owned by Mr. Lukas H. Lundin, a director of the Corporation, the Corporation paid Namdo the sum of $136,335 for certain corporate and administrative services. Namdo has approximately 12 employees and provides administrative and financial services to a number of public companies. Accordingly, there is no basis for allocating the amounts paid by Namdo to Mr. Lundin in respect of services provided to the Corporation by Mr. Lundin.

No other director was compensated either directly or indirectly by the Corporation and its subsidiaries during the most recently completed financial year for services as consultants or experts.

STATEMENT OF CORPORATE GOVERNANCE PRACTICE

The TSX has adopted a series of guidelines (the "Governance Guidelines") for what it considers effective corporate governance. The Governance Guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other means of ensuring sound corporate governance. In addition, on March 30, 2004, the Canadian Securities Administrators ("CSA") adopted Multilateral Instrument 52-110 - Audit Committees ("MI 52-110"), which sets out requirements relating to the responsibilities, composition and authority of the Audit Committee and mandates that certain disclosures in respect thereof be made in the issuer's Annual Information Form, or, in the case of the Corporation, its Annual Report on Form 20-F ("Form 20-F) for the fiscal year ended September 30, 2004 filed with the United States Securities and Exchange Commission (the "SEC"). MI 52-110 will apply to the Corporation effective March 22, 2005.

Also, major securities regulatory changes in the United States affecting the Corporation have recently come into effect or have been proposed. Many such changes arise from the Sarbanes-Oxley Act of 2002 ("SOX"), and subsequent rules and regulations issued by the SEC.

Furthermore, the CSA has published for comment Proposed National Policy 58-201 Corporate Governance Guidelines (the "Proposed Policy") and Proposed National Instrument 58-101 Disclosure of Corporate Governance Practices (the "Proposed Instrument"). The CSA expects that the Proposed Policy and Proposed Instrument will be finalized early in 2005 and effective for financial years ending after June 30, 2005.

The Corporate Governance and Nominating Committee has closely monitored the various changes and proposed changes in the regulatory environment and, where applicable, amended its governance practices to align with these changes that are currently in effect.

                       INTERNATIONAL URANIUM CORPORATION

In accordance with the Governance Guidelines, the Corporation has chosen to disclose its system of corporate governance in its Management Information Circular. The following text sets forth the steps taken by the Corporation in order to comply with the Governance Guidelines and its system of corporate governance now in force. Further disclosure required by MI 52-110 and SOX relating to the Corporation's Audit Committee and corporate governance issues can be found in the Corporation's Form 20-F under Item 6: Directors, Senior Management and Employees, Section C. Board Practices; Item 16A: Audit Committee Financial Expert; Item 16C: Code of Ethics; Item 16C: Principal Accountant Fees and Services; Exhibit 1.2: Audit Committee Charter; and Exhibit 14: Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Other Officers.

MANDATE OF THE BOARD

In February 1998, the Board adopted a mandate which acknowledged its stewardship responsibilities. The Board's principal responsibilities are to supervise and evaluate management, to oversee the conduct of the Corporation's business, to set policies appropriate for the business of the Corporation and to approve corporate strategies and goals. The Board is to carry out its mandate in a manner consistent with the fundamental objective of enhancing shareholder value.

In discharging its stewardship over the Corporation, the Board expressly undertakes the following specific duties and responsibilities: (i) approving, supervising and providing guidance to management on the Corporation's strategic planning process; (ii) identifying the principal risks of the Corporation's business and ensuring management's implementation and assessment of appropriate risk management systems; (iii) ensuring that the Corporation has highly qualified management and adequate and effective succession plans for senior management; (iv) overseeing the Corporation's communications policy with its shareholders and with the public generally; (v) assessing directly and through its Audit Committee, the integrity of the Corporation's internal control and management information systems; and (vi) providing for the independent functioning of the Board.

COMPOSITION OF THE BOARD

The Board has considered the relationship and status of each director. The Board currently consists of five directors. Ron F. Hochstein and David C. Frydenlund are related directors due to their management positions with the Corporation. William A. Rand does not have any material business relationships with the Corporation, and is therefore considered unrelated under the Governance Guidelines and independent, under MI 52-110 for purposes of sitting on the Corporation's Audit Committee. Messrs. Lukas H. Lundin and John H. Craig, qualify under the Governance Guidance as unrelated directors who are independent of management and free from any interest or business which could materially interfere with their ability to act in the best interests of the Corporation. John H. Craig periodically provides legal services to the Corporation. He is, however, not considered to be related because of the size of his fees for such services relative to the overall fee income of his practice. Mr. Lundin is owner of a Company that provides administrative services to several public resource companies, including the Corporation. He is, however, not considered related because he does not receive a material personal benefit from the provision of those services. However, for purposes of sitting on the Corporation's Audit Committee, Messrs. Lundin and Craig may not be considered independent under MI 52-110. The new management nominee as director, Mr. Brian D. Edgar, if elected as a director by the shareholders, would be considered unrelated under the Governance Guidelines and independent within the meaning of MI 52-110.

The Board has considered its size with a view to the impact of size upon its effectiveness. The Board has also considered the Corporation's ability to comply with the requirement under MI 52-110 that the Audit Committee be comprised of independent directors within the meaning of that instrument, and with similar proposed requirements for independent directors and committee members under the Proposed Policy. The Board has concluded that it would be in the best interests of the Corporation to increase the size of its Board at this time from five (5) to six (6) directors, through the addition of Mr. Edgar as an independent director. The Board continues its search for another candidate for director of the Corporation who would be independent and financially literate within the meaning of MI 52-110 in order to ensure that the Corporation will be in compliance with that instrument.

The Corporation does not presently have a significant shareholder with the ability to vote a majority of the outstanding shares of the Corporation for the election of directors.

BOARD INDEPENDENCE

The Chairman does not take an active role in the day to day operations of the Corporation and is therefore separate from management. The President and CEO and the Vice President and CFO are active and central members of management of the Corporation.

                       INTERNATIONAL URANIUM CORPORATION

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of management. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are entirely composed of directors who are unrelated to the Corporation's management within the meaning of the Governance Guidelines. The Environment, Health and Safety Committee is composed of a majority of directors who are unrelated within the meaning of the Governance Guidelines. In addition, it is common practice for the Chairman and CEO to delegate the chair to an unrelated director during Board meetings. The Board intends to re-evaluate the composition of all of its committees once the Proposed Policy is finalized and in effect to ensure compliance with that Policy.

The Board has not met without management present but is fully mandated to do so from time to time, if appropriate. The mandates of the Board and the Corporate Governance and Nominating Committee require procedures be implemented at such times as are desirable or necessary to enable the Board to function independently of management. Furthermore, individual directors may, in appropriate circumstances and with the authorization of the applicable committee of the Board or the Chairman, engage independent advisors at the expense of the Corporation.

The Board encourages senior management to participate in appropriate professional and personal development activities, courses and programs, and supports management's commitment to the training and development of all permanent employees.

BOARD COMMITTEES

The Board has established four committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Environment, Health and Safety Committee.

The Audit Committee is composed of three directors, Messrs. William A. Rand, John H. Craig and Lukas H. Lundin, all of whom are unrelated directors within the meaning of the Governance Guidelines. However, Messrs. Lundin and Craig may not be considered independent within the meaning of MI 52-110 for purposes of sitting on the Audit Committee and must be replaced by independent directors in order to ensure compliance with that instrument. If elected at the Meeting, Mr. Brian D. Edgar, who is independent within the meaning of MI 52-110, will be appointed to the Audit Committee. Each of the existing members of the Audit Committee as well as Mr. Edgar is considered by the Corporation to be financially literate as they each have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements. Mr. Rand is considered by the Corporation to have financial expertise within the meaning of SOX due to the fact that he has an accounting educational background and has been actively involved as an audit committee member for many years on a number of public companies. The Audit Committee oversees the accounting and financial reporting processes of the Corporation and its subsidiaries and all audits and external reviews of the financial statements of the Corporation, on behalf of the Board, and has general responsibility for oversight of internal controls, and accounting and auditing activities of the Corporation and its subsidiaries. All auditing services and non-audit services to be provided to the Corporation by the Corporation's auditors are pre-approved by the Audit Committee. The Committee reviews, on a continuous basis, any reports prepared by the Corporation's external auditors relating to the Corporation's accounting policies and procedures, as well as internal control procedures and systems. The Committee is also responsible for examining all financial information, including annual and quarterly financial statements, prepared for securities commissions and similar regulatory bodies prior to filing or delivery of the same. The Audit Committee also oversees the annual audit process, the quarterly review engagements, the Corporation's internal accounting controls, the Code of Ethics for Senior Officers, any complaints and concerns regarding accounting, internal control or audit matters and the resolution of issues identified by the Corporation's external auditors. The Audit Committee recommends to the Board the firm of independent auditors to be nominated for appointment by the shareholders. The Audit Committee meets a minimum of four times a year.

The Compensation Committee is comprised of three directors, all of whom are unrelated directors within the meaning of the Governance Guidelines. The Compensation Committee establishes executive and senior officer compensation, determines the general compensation structure, policies and programs of the Corporation, including the extent and level of participation in incentive programs in conjunction with the Board, and delivers an annual report to shareholders on executive compensation. The Compensation Committee has also been mandated to review the adequacy and form of the compensation of directors and to ensure that such compensation realistically reflects the responsibilities and risk involved in being an effective director. The Compensation Committee meets at least annually.

The Environment, Health and Safety Committee consists of three directors, the majority of whom are unrelated within the meaning of the Governance Guidelines. Due to the complexity of the uranium and radioactive waste recycle/disposal industry, the Board determined that it was appropriate that a member of management sit on the Environment, Health and Safety Committee

                       INTERNATIONAL URANIUM CORPORATION
to ensure that technical expertise is properly brought before the Committee. Accordingly, David C. Frydenlund, Vice President, and General Counsel, is a member of the Committee. The mining and milling industry, by its very nature, can have a significant impact on the natural environment. As a result, environmental planning and compliance must play an ever-increasing part in the operations of any company engaged in these activities. The Corporation takes these issues very seriously and has established the Environment, Health and Safety Committee to oversee the Corporation's efforts to act in a responsible and concerned manner with respect to matters affecting the environment, health and safety. The Corporation's Environment, Health and Safety Committee meets at least four times a year.

The Corporate Governance and Nominating Committee consists of three directors, all of whom are unrelated within the meaning of the Governance Guidelines. The Corporate Governance and Nominating Committee is responsible for developing and monitoring the Corporation's approach to corporate governance issues. The Committee oversees the effective functioning of the Board, oversees the relationship between the Board and management, ensures that the Board can function independently of management at such times as is desirable or necessary, identifies possible nominees for the Board and, with the assistance of the Board and where necessary, develops an orientation and education program for new recruits to the Board. The Corporate Governance and Nominating Committee also annually reviews and makes recommendations to the Board with respect to: (i) the size and composition of the Board; (ii) the appropriateness of the committees of the Board; and (iii) the contribution of individual directors. In addition, the Committee delivers an annual statement on corporate governance to the Board for inclusion in either the Corporation's annual report or management proxy circular.

REVIEW OF ADEQUACY AND FORM OF COMPENSATION OF DIRECTORS

While no member of the Board is compensated by the Corporation directly for his participation on the Board or committees of the Board, Board members participate in the Corporation's incentive stock option plan. The extent and level of participation in this Plan is determined by the Board, as a whole, after considering the recommendations of the Compensation Committee, which has been mandated to review the adequacy and form of the compensation of directors and to ensure that such compensation realistically reflects the responsibilities and risk involved in being an effective director.

POSITION DESCRIPTIONS OF MANAGEMENT AND THE BOARD

The Board, together with the Corporation's Chief Executive Officer, has developed position descriptions for the Board and for the Chief Executive Officer, involving the definition of the limits to management's responsibilities. Under these position descriptions, the Board has delegated the day-to-day management of the business and affairs of the Corporation to executive officers of the Corporation, subject to the extent and limits defined by the Board. Generally, operations in the ordinary course or that are not in the ordinary course and do not exceed material levels of expenditures or commitment on the part of the Corporation have been delegated to management. Decisions relating to matters that are not in the ordinary course and that involve material expenditures or commitments on the part of the Corporation generally require prior approval of the Board. As the Board has plenary power, any responsibility which is not delegated to management or a Board committee remains with the Board. The Chief Executive Officer reviews corporate objectives with the Board on a quarterly basis. In this manner, the Board approves or develops the corporate objectives which the Chief Executive Officer is responsible for meeting.

SHAREHOLDER COMMUNICATIONS

The Board has put structures in place to ensure effective communication between the Corporation, its shareholders and the public. The Corporation has established an investor relations and corporate development procedure where shareholder concerns are dealt with on an individual basis, usually by providing requested information. Significant shareholder concerns are brought to the attention of management or the Board. Shareholders are informed of developments in the Corporation by the issuance of timely press releases which are concurrently posted to the Corporation's website.

Under its mandate, the Board is required to oversee the Corporation's communications policy. The Board monitors the policies and procedures that are in place to provide for effective communication by the Corporation with its shareholders and with the public generally, including effective means to enable shareholders to communicate with senior management and the Board. The Board also monitors the policies and procedures that are in place to ensure a strong, cohesive, sustained and positive image of the Corporation with shareholders, governments and the public generally.

                       INTERNATIONAL URANIUM CORPORATION

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

There was no indebtedness of directors, executive officers or senior officers of the Corporation, proposed nominees for directors, or associates or affiliates of said persons, during the recently-completed financial year.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

During the financial year ended September 30, 2004 none of the insiders of the Corporation nor any proposed nominee for election as director, nor any associate or affiliate of said persons, has had any material interest, direct or indirect, in any transaction, which has materially affected or would materially affect the Corporation or any of its subsidiaries.

PARTICULARS OF OTHER BUSINESS TO BE ACTED UPON

AMENDMENTS TO STOCK OPTION PLAN

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to approve an ordinary resolution to amend the terms of the Corporation's current Plan. The terms of the current Plan are summarized under the heading "Executive Compensation - Stock Options". A copy of the Plan, amended as described below, is attached as Schedule "A" to this Circular.

The specific amendments to the Plan in respect of which the Board is seeking shareholder approval are set forth below.

Increase in Maximum Number of Shares under the Plan. Shareholders will be asked to consider an amendment to section 4.1 of the Plan to increase the maximum number of Common Shares that may be reserved for issuance upon the exercise of options granted to Eligible Persons under the Plan from 6,700,000 to 10,700,000 Common Shares.

Stock option grants are a critical element of the Corporation's compensation program and enable the Corporation to attract and retain talented people in a competitive global environment. If the Corporation is not successful in attracting and retaining experienced and talented individuals, its ability to execute strategy, drive financial results and increase shareholder value may be adversely affected. In light of the above, the Board has proposed to amend the Plan to increase the maximum number of common shares reserved for issuance upon exercise of options under the Plan to 10,700,000 Common Shares, approximately 13% of the current issued and outstanding share capital. Management of the Corporation believes that the proportion of the number of Common Shares issuable under the Plan relative to the number of issued and outstanding Common Shares is within a competitive range in its industry.

Notwithstanding any increase to the maximum number of Common Shares issuable under the terms of the Plan, the maximum number of Common Shares which may be reserved for issuance to insiders under the Plan or under any other share compensation arrangement shall be 10% of the Common Shares outstanding at the date of the grant (on a non-diluted basis).

Deletion of Section 5.6 of the Plan. Shareholders will be asked to consider an amendment to the Plan to delete Section 5.6. Section 5.6 of the Plan provides that:

      "The maximum number of Shares which may be reserved for issuance to any one Optionee under this Plan or under any other Share Compensation Arrangement shall not exceed 5% of the Shares outstanding at the date of the grant (on a non-diluted basis)."

Deletion of Section 5.7 of the Plan. Shareholders will be asked to consider an amendment to the Plan to delete Section 5.7. Section 5.7 of the Plan provides that:

      "The maximum number of Shares which may be issued to any one Insider and such Insider's associates under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 5% of the Shares outstanding at the date of the issuance (on a non-diluted basis). The maximum number of Shares which may be issued to all Insiders under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 10% of the Shares outstanding at the date of the issuance (on a non-diluted basis). "

Previously, if the foregoing provisions were not included as part of a stock option plan, the issuer would have been required to seek disinterested shareholder approval in respect of the plan and any and all amendments thereto. This is no longer a TSX

                       INTERNATIONAL URANIUM CORPORATION
requirement and therefore management seeks the deletion of those provisions in order to bring the Plan into alignment with the new rules of the TSX provided for in section 613 of the revised TSX Manual.

Changes to Plan Amendment Provisions. Article 9 of the Plan currently provides as follows:

      "The Board may amend or discontinue the Plan at any time upon receipt of requisite shareholder approval, to the extent required by any applicable laws or regulations (including without limitation, the approval of the Exchange), if applicable, provided, however, that no such amendment may
      (i) increase the maximum number of Shares that may be optioned under the Plan or change the manner of determining the minimum Option Price without the requisite approval (if applicable) or (ii) alter or impair any of the terms of any Option previously granted to an Optionee under the Plan without the consent of the Optionee. Any amendments to the terms of an Option shall also require applicable regulatory approval, including without limitation, the approval of the Exchange."

Shareholders will be asked to consider an amendment to delete the current provisions of Article 9 of the Plan and replace them with the following:

      "9.1(a) Board and requisite shareholder and regulatory approval shall be required for any of the following amendments to be made to the Plan:

            (i) any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

            (ii) any change to the definition of "Eligible Person" which would have the potential of broadening or increasing insider participation;

            (iii) the addition of any form of financial assistance;

            (iv) any amendment to a financial assistance provision which is more favourable to participants;

            (v) the addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction of the number of underlying securities from the Plan reserve;

            (vi) the addition of a deferred or restricted share unit or any other provision which results in Eligible Persons receiving securities while no cash consideration is received by the Corporation;

            (vii) discontinuance of the Plan; and

            (viii) any other amendments that may lead to significant or unreasonable dilution in the Corporation's outstanding securities or may provide, additional benefits to Eligible Persons, especially insiders of the Corporation, at the expense of the Corporation and its existing shareholders.

          (b) The Board may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in section 9.1(a) above including, without limitation:

            (i)   amendments of a "housekeeping" nature;

            (ii)  a change to the vesting provisions of a security or the Plan;

            (iii) a change to the termination provisions of a security or the
                  Plan which does not entail an extension beyond the original expiry date; and

            (iv) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

                       INTERNATIONAL URANIUM CORPORATION

          (c) Notwithstanding the provisions of section 9.1(b), the Corporation shall additionally obtain requisite shareholder approval in respect of amendments to the Plan that are contemplated pursuant to section 9.1(b), to the extent such approval is required by any applicable laws or regulations (including, without limitation, Section 422 of the Code).

          (d) Notwithstanding all of the foregoing, no amendment to the Plan may alter or impair any of the terms of any Option previously granted to an Optionee under the Plan without the consent of the Optionee."

As a result of its new rules, the TSX now strongly urges issuers to specifically set forth the levels of approval required for any and all amendments to the Plan. By amending the amendment provisions of the Plan in the foregoing manner, the Corporation will be bringing the Plan into alignment with the new rules of the TSX provided for in section 613 of the revised TSX Manual.

The Plan does not contemplate and it is not proposed that any financial assistance be provided to participants in the Plan by the Corporation to facilitate the purchase of shares under the Plan. All other provisions of the Plan will remain in full force and effect.

The Board has approved the foregoing amendments to the Plan, subject to shareholder and stock exchange approvals. In order to be effective, the proposed resolution approving the amended Plan must be passed by a simple majority of the votes cast by the shareholders of the Corporation who vote in respect of such resolution

The Board recommends that shareholders vote for the adoption of the resolution to make the foregoing amendments to the Plan. In the absence of instructions to the contrary, the accompanying form of proxy will be voted for this ordinary resolution.

The text of the resolution to be submitted to shareholders at the Meeting is set forth below, subject to such amendments, variations or additions as may be approved at the Meeting:

      "NOW THEREFORE BE IT RESOLVED THAT:

      1. The Corporation's Stock Option Plan be and is hereby amended as set forth in the Corporation's management information circular dated February 10, 2005.

      2. Any director or officer of the Corporation is hereby authorized and directed, on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents, instruments and assurances, and to do or cause to be done all acts and things, as in the opinion of such director or officer of the Corporation may be necessary or desirable to carry out the intent of the foregoing resolution."

MANAGEMENT CONTRACTS

Management functions of the Corporation are performed by directors, executive officers or senior officers of the Corporation and not, to any substantial degree, by any other person with whom the Corporation has contracted.

AVAILABILITY OF INFORMATION

The Corporation will provide to any person or company, without charge to any security holder of the Corporation upon request to the Corporate Secretary of the Corporation, copies of the Corporation's Annual Report on Form 20-F, together with a copy of any document (or the pertinent pages of any document) incorporated therein by reference, the Corporation's comparative consolidated financial statements for the year ended September 30, 2004 together with the auditors' report thereon and any subsequent interim consolidated financial statements of the Corporation, and the Corporation's Circular in respect of the Meeting to be held on March 22, 2005. Copies of these documents can also be found at www.sedar.com and the Corporation's website at www.intluranium.com.

                       INTERNATIONAL URANIUM CORPORATION

APPROVAL BY DIRECTORS

The contents and the distribution of this Circular have been approved by the Board.

                      DATED at Denver,Colorado, this 10th day of February, 2005.

                                                  BY ORDER OF THE BOARD

                                                  (signed)David C.Frydenlund,
                                                  Corporate Secretary

                       INTERNATIONAL URANIUM CORPORATION

                                  SCHEDULE "A"

                        INTERNATIONAL URANIUM CORPORATION
                                SHARE OPTION PLAN

(As amended by the Corporation's Board of Directors on February 4, 1998 and approved by the Corporation's shareholders on March 23, 1998 and further amended by the Board of Directors on February 10, 2005 and approved by shareholders on
                                March 22, 2005.)

                                    ARTICLE 1
                                 PURPOSE OF PLAN

1.1 The purpose of the Plan is to attract, retain and motivate persons as directors, officers, key employees and consultants of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

                                    ARTICLE 2
                                  DEFINED TERMS

      Where used herein, the following terms shall have the following meanings, respectively:

2.1 "BOARD" means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Committee or another Committee appointed for such purpose by the board of directors of the Corporation;

2.2 "BUSINESS DAY" means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

2.3   "CODE" means the U.S. Internal Revenue Code of 1986, as amended;

2.4 "CONSULTANT" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any Subsidiary has a contract for substantial services;

2.5 "CORPORATION" means INTERNATIONAL URANIUM CORPORATION and includes any successor corporation thereto;

2.6 "ELIGIBLE PERSON" means any director, officer, employee (part-time or full-time) or Consultant of the Corporation or any Subsidiary or any employee of any management company providing services to the Corporation;

2.7 "EXCHANGE" means The Toronto Stock Exchange and, where the context permits, any other exchange on which the Shares are or may be listed from time to time;

2.8 "INCENTIVE STOCK OPTION" means an Option to purchase Shares granted under Article 5 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code;

2.9   "INSIDER" means:

(a) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

(b) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (a) above;

2.10 "MARKET PRICE" at any date in respect of the Shares shall be the greatest closing price of such Shares on any Exchange on the last trading day preceding the date on which the Option is approved by the Board (or, if such Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which the Shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

2.11 "NONQUALIFIED STOCK OPTION" means an Option to purchase Shares granted under Article 5 other than an Incentive Stock Option;

2.12  "OPTION" means an option to purchase Shares granted under the Plan;

2.13 "OPTION PRICE" means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8;

2.14  "OPTIONEE" means an Eligible Person to whom an Option has been granted;

2.15 "PERSON" means an individual, a corporation, a partnership, an unincorporated association or organization, a trust, a government or department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual and an associate or affiliate of any thereof as such terms are defined in the Business Corporations Act, Ontario;

2.16 "PLAN" means the INTERNATIONAL URANIUM CORPORATION Share Option Plan, as the same may be amended or varied from time to time;

2.17 "SHARE COMPENSATION ARRANGEMENT" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

2.18 "SHARES" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

2.19 "SUBSIDIARY" means any corporation which is a subsidiary as such term is defined in subsection 1(2) of the Business Corporations Act, Ontario (as such provision is from time to time amended, varied or re-enacted) of the Corporation.

                                    ARTICLE 3
                           ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered in accordance with the rules and policies of the Exchange in respect of employee stock option plans by the Board. The Board shall receive recommendations of management and shall determine and designate from time to time those directors, officers, employees and Consultants of the Corporation or its Subsidiaries and those employees of management companies providing services to the Corporation to whom an Option should be granted and the number of Shares, which will be optioned from time to time to any individual and the terms and conditions of the grant.

3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a) to establish policies and to adopt, prescribe, amend or vary rules and regulations for carrying out the purposes, provisions and administration of the Plan and make all other determinations necessary or advisable for its administration;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)   to determine which Eligible Persons are granted Options and to grant
      Options;

(d)   to determine the number of Shares covered by each Option;

(e)   to determine the Option Price;

(f) to determine the time or times when Options will be granted and exercisable;

(g) to determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(h) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options which initially shall be substantially in the form annexed hereto as Schedule "A".

                                    ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

4.1 Options may be granted in respect of authorized and unissued Shares provided that, subject to increase by the Board, the receipt of the approval of the Exchange and the approval of shareholders of the Corporation, the maximum aggregate number of Shares reserved by the Corporation for issuance and which may be purchased upon the exercise of all Options granted under this Plan shall not exceed 10,700,000 Shares. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional Shares may be purchased or issued under the Plan.

                                    ARTICLE 5
                      ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1 Options may be granted to Eligible Persons and may consist of Incentive Stock Options and/or Nonqualified Stock Options. Notwithstanding the foregoing, only employees of the Corporation or one of its Subsidiaries that is also a "subsidiary corporation" (as defined in Section 422 of the Code) may be granted Incentive Stock Options.

5.2 Options may be granted by the Corporation pursuant to the recommendations of the Board from time to time provided and to the extent that such decisions are approved by the Board.

5.3 Subject to the provisions of this Plan, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. At no time shall the period during which an Option shall be exercisable exceed 10 years.

5.4 In the event that no specific determination is made by the Board with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a) the period during which an Option shall be exercisable shall be 10 years from the date the Option is granted to the Optionee;

(b) the Optionee may take up not more than 33 1/3% of the Shares covered by the Option during each 12 month period from the date of the grant of the Option; provided, however, that if the number of Shares taken up under the Option during any such 12 month period is less than 33 1/3% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were purchasable, but not purchased by him, during such 12 month period; and

(c) to the extent that the Option Price of Shares (determined on the date of grant) with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Corporation) exceeds US$100,000, such portion in excess of US$100,000 shall be treated as a Nonqualified Stock Option.

5.5 The Option Price of Shares which are the subject of any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.6 The maximum number of Shares which may be reserved for issuance to Insiders under the Plan or under any other Share Compensation Arrangement shall be 10% of the Shares outstanding at the date of the grant (on a non-diluted basis).

5.7 Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limit set out in 5.6 above.

5.8   An Option is personal to the Optionee and is non-assignable.

5.9 All references in the Plan to "the Shares outstanding at the date of the issuance" shall mean that number of Shares determined on the basis of the number of Shares that are outstanding immediately prior to the share issuance in question, excluding Shares issued pursuant to any Share Compensation Arrangement over the preceding one year period.

                                    ARTICLE 6
                               EXERCISE OF OPTIONS

6.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

6.2 The exercise price for Shares purchased under an Option shall be paid in full to the Corporation by delivery of consideration in an amount equal to the Option Price. Such consideration must be paid in cash or by cheque or, unless the Board in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or cheque (if any). The Corporation may permit an Optionee to elect to pay the Option Price by authorizing a third party to sell Shares (or a sufficient portion of such Shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. In addition, the Option Price for Shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 6.2, by such other consideration as the Board may permit. Notwithstanding the foregoing, if the Board decides to grant stock appreciation rights, such rights shall be subject to the applicable approvals provided for in Section 9.1.

6.3 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)   the listing of such Shares on the Exchange, if applicable; and

(c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel reasonably determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on the Exchange.

                                    ARTICLE 7
                        TERMINATION OF EMPLOYMENT; DEATH

7.1 Subject to Section 7.2 and any express resolution passed by the Board with respect to an Option, an Option, and all rights to purchase pursuant thereto, shall expire and terminate 30 days following the date upon which the Optionee ceases to be a director, officer or a part-time or full-time employee of the Corporation or of any Subsidiary. The entitlement of a Consultant to Options including the termination thereof shall be in accordance with the terms of the consulting agreement entered into between the Corporation or the Subsidiary and the Consultant, provided that in no event shall the Options of any Consultant continue to be outstanding 12 months following the date upon which the consulting agreement between the Consultant and the Corporation or the Subsidiary is terminated.

7.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee with the Corporation or with any Subsidiary shall terminate, in either case by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the legal representative(s) of the estate of the Optionee at any time during the first year following the death of the Optionee (but prior to the expiry of the Option in accordance with the terms thereof) but only to the extent that the Optionee was entitled to exercise such Option at the date of the termination of the Optionee's employment.

7.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed by the Corporation or any Subsidiary or continues to be a director or officer of, the Corporation or any Subsidiary.

                                    ARTICLE 8
                    CHANGE IN CONTROL AND CERTAIN ADJUSTMENTS

8.1 Notwithstanding any other provision of this Plan in the event that the Corporation receives an offer (the "Offer") for:

(a) the acquisition by any Person of Shares or rights or options to acquire Shares of the Corporation or securities which are convertible into Shares of the Corporation or any combination thereof such that after the completion of such acquisition such Person would be entitled to exercise 30% or more of the votes entitled to be cast at a meeting of the shareholders; or

(b) the sale by the Corporation of all or substantially all of the property or assets of the Corporation;

then notwithstanding that at the effective time of the Offer the Optionee may not be entitled to all the Shares granted by the Option, the Optionee shall be entitled to exercise the Options to the full amount of the Shares remaining at that time from the date of the Offer to the date of the close of any such transaction. If such transaction is not completed within 90 days of the date of the Offer and the Optionee has not so exercised that portion of the Option relating to Shares to which the Optionee would not otherwise be entitled, this provision shall cease to apply to the Offer.

8.2 Appropriate adjustments with respect to Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of stock dividends or cash dividends by the Corporation (other than dividends in the ordinary course), the distribution of securities, property or assets by way of dividend or otherwise (other than dividends in the ordinary course), or other relevant changes in the capital stock of the Corporation or the amalgamation or merger of the Corporation with or into any other entity, subsequent to the approval of the Plan by the Board. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the Shareholders of the Corporation and to acceptance by the Exchange respectively, if applicable.

                                    ARTICLE 9
                       AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 (a) Board and requisite shareholder and regulatory approval shall be required for any of the following amendments to be made to the Plan:

      (i) any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

      (ii) any change to the definition of "Eligible Person" which would have the potential of broadening or increasing insider participation;

      (iii) the addition of any form of financial assistance;

      (iv) any amendment to a financial assistance provision which is more favourable to participants;

      (v) the addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction of the number of underlying securities from the Plan reserve;

      (vi) the addition of a deferred or restricted share unit or any other provision which results in Eligible Persons receiving securities while no cash consideration is received by the Corporation;

      (vii) discontinuance of the Plan; and

      (viii) and any other amendments that may lead to significant or unreasonable dilution in the Corporation's outstanding securities or may provide, additional benefits to Eligible Persons, especially insiders of the Corporation, at the expense of the Corporation and its existing shareholders.

      (b) The Board may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in section 9.1(a) above including, without limitation:

      (i)   amendments of a "housekeeping" nature;

      (ii)  a change to the vesting provisions of a security or the Plan;

      (iii) a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original expiry date; and

      (iv) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

      (c) Notwithstanding the provisions of section 9.1(b), the Corporation shall additionally obtain requisite shareholder approval in respect of amendments to the Plan that are contemplated pursuant to section 9.1(b), to the extent such approval is required by any applicable laws or regulations (including, without limitation, Section 422 of the Code).

      (d) Notwithstanding all of the foregoing, no amendment to the Plan may alter or impair any of the terms of any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

9.2 Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

9.3 The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders of the Corporation.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the issuance of Shares by the Corporation.

10.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate the Optionee's employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which the Optionee would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which the Optionee would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3 To the extent required by law or regulatory policy or necessary to allow Shares issued on exercise of an Option to be free of resale restrictions, the Corporation shall report the grant, exercise or termination of the Option to the Exchange and the appropriate securities regulatory authorities.

10.4 The Corporation may require the Optionee to pay to the Corporation the amount of any withholding taxes that the Corporation is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Board may, in its sole discretion, permit the Optionee to satisfy withholding obligations in whole or in part, by paying cash or by electing to have the Corporation withhold Shares in such amounts as are equivalent to the Market Price in order to satisfy the withholding obligation. The Corporation shall have the right to withhold from any Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Corporation to the Optionee an amount equal to such taxes, and such withheld Shares shall be cancelled if required by any applicable law or regulatory authority. The Corporation may also deduct from any Option any other amounts due from the Optionee to the Corporation. For the purposes of this
Section 10.4, all references to the Corporation shall be deemed to include references to a Subsidiary where the context permits.

                                   ARTICLE 11
                       SHAREHOLDER AND REGULATORY APPROVAL

11.1 The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation in accordance with the Business Corporations Act, Ontario, and to acceptance by the Exchange, if applicable. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given, and no such Options may be exercised unless such approval and acceptance is given.

FEBRUARY 10, 2005

                                      PROXY

                  ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

              INTERNATIONAL URANIUM CORPORATION (THE "CORPORATION")

          TO BE HELD AT SUITE 2101, 885 WEST GEORGIA STREET, VANCOUVER, B.C., CANADA, ON TUESDAY, THE 22ND DAY OF MARCH, 2005 AT 10:00 AM.

The undersigned shareholder ("Registered Shareholder") of the Corporation hereby appoints, Lukas H. Lundin, the Chairman of the Board of the Corporation, or failing this person, Ron F. Hochstein, President and Chief Executive Officer of the Corporation, or failing these persons, William A. Rand, a Director of the Corporation, OR IN THE PLACE OF THE FOREGOING,____________________________, as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Corporation (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Corporation recorded in the name of the Registered Shareholder as specified herein.

IF ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING ARE PROPOSED AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, OR IF ANY OTHER MATTERS WHICH ARE NOT NOW KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSON VOTING THE PROXY TO VOTE ON SUCH AMENDMENTS OR VARIATIONS OR SUCH OTHER MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF SUCH PERSON.

RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Management Information Circular)

                                                                                     FOR           WITHHOLD
-----------------------------------------------------------------------------------------------------------
 1.   To reappoint PricewaterhouseCoopers LLP, Chartered Accountants, as the
      auditors of the Corporation for the ensuing year, at a remuneration to be fixed by the board of directors of the Corporation
-----------------------------------------------------------------------------------------------------------
 2.   To elect the directors as nominated by management of the Corporation in the accompanying Management Information Circular.
                                                                                     FOR           AGAINST
-----------------------------------------------------------------------------------------------------------
 3.   To approve the amendments to the Corporation's Stock Option Plan as described in the accompanying Management Information Circular.
                                                                                     FOR           WITHHOLD
-----------------------------------------------------------------------------------------------------------
 4.   To grant the proxyholder authority to vote at his/her discretion on any other business or amendment or variation to the previous resolutions

THE UNDERSIGNED REGISTERED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

SIGN HERE: ____________________________________________________________________

PLEASE PRINT NAME: ____________________________________________________________

DATE: _________________________________________________________________________

NUMBER OF SHARES REPRESENTED BY PROXY  ________________________________________
(IF THE NUMBER OF SHARES REPRESENTED BY THIS PROXY FORM IS NOT INDICATED BY THE REGISTERED SHAREHOLDER, THEN IT SHALL BE DEEMED TO REPRESENT THAT NUMBER INDICATED ON THE AFFIXED LABEL.)

                THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED

                      SEE IMPORTANT INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.    THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE CORPORATION.

2. THIS FORM OF PROXY ("INSTRUMENT OF PROXY") MUST BE SIGNED BY YOU, THE REGISTERED SHAREHOLDER, OR BY YOUR ATTORNEY DULY AUTHORIZED BY YOU IN WRITING, OR, IN THE CASE OF A CORPORATION, BY A DULY AUTHORIZED OFFICER OR REPRESENTATIVE OF THE CORPORATION; AND IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, THE ORIGINAL OR A NOTARIAL COPY OF THE INSTRUMENT SO EMPOWERING SUCH PERSON, OR SUCH OTHER DOCUMENTATION IN SUPPORT AS SHALL BE ACCEPTABLE TO THE CHAIRMAN OF THE MEETING, MUST ACCOMPANY THE INSTRUMENT OF PROXY.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, it is deemed to bear the date on which it is mailed.

4. A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

5. A REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do the following:

      (A) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote; OR

      (B) APPOINT ANOTHER PROXYHOLDER, WHO NEED NOT BE A REGISTERED SHAREHOLDER OF THE CORPORATION, TO VOTE ACCORDING TO THE REGISTERED SHAREHOLDER'S INSTRUCTIONS, BY STRIKING OUT THE MANAGEMENT PROXYHOLDER NAMES SHOWN AND INSERTING THE NAME OF THE PERSON YOU WISH TO REPRESENT YOU AT THE MEETING IN THE SPACE PROVIDED FOR AN ALTERNATE PROXYHOLDER. IF NO CHOICE IS SPECIFIED, THE PROXYHOLDER HAS DISCRETIONARY AUTHORITY TO VOTE AS THE PROXYHOLDER SEES FIT.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. IN RESPECT OF PROXIES IN WHICH THE SHAREHOLDERS HAVE NOT SPECIFIED THAT THE PROXY NOMINEES ARE REQUIRED TO VOTE OR WITHHOLD FROM VOTING IN RESPECT OF THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING ACCOMPANYING THIS PROXY, THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF SUCH MATTERS. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

TO BE REPRESENTED AT THE MEETING, THIS PROXY FORM MUST BE RECEIVED AT THE OFFICE OF COMPUTERSHARE TRUST COMPANY OF CANADA BY MAIL OR BY FAX NO LATER THAN FORTY EIGHT (48) HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO THE TIME OF THE MEETING, OR ADJOURNMENT THEREOF OR MAY BE ACCEPTED BY THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING. THE MAILING ADDRESS IS:

                      COMPUTERSHARE TRUST COMPANY OF CANADA
                  PROXY DEPT., 100 UNIVERSITY AVENUE, 9TH FLOOR
                            TORONTO, ONTARIO M5J 2Y1
                  FAX: WITHIN NORTH AMERICA: 1-866-249-7775 -
                     OUTSIDE NORTH AMERICA: (416) 263-9524

                       INTERNATIONAL URANIUM CORPORATION
                                 (the "Company")

                    REQUEST FOR INTERIM FINANCIAL STATEMENTS

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete and return this form to:

                      COMPUTERSHARE TRUST COMPANY OF CANADA
                              100 UNIVERSITY AVENUE
                                    9TH FLOOR
                                   TORONTO, ON
                                     M5J 2Y1

NAME: ________________________________________________________________________

ADDRESS: _____________________________________________________________________

         _____________________________________________________________________

POSTAL CODE: ________________________________

I confirm that I am the BENEFICIAL owner of_____________________shares of the
Company.                                         (Common)

SIGNATURE OF
SHAREHOLDER: _________________________________ DATE: __________________________

CUSIP: 46052H-10-2

SCRIP COMPANY CODE:  IUCQ

                        INTERNATIONAL URANIUM CORPORATION
                                 (THE "COMPANY")

                    REQUEST FOR INTERIM FINANCIAL STATEMENTS

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete and return this form to:

                      COMPUTERSHARE TRUST COMPANY OF CANADA
                              100 UNIVERSITY AVENUE
                                    9(TH) FLOOR
                                   TORONTO, ON
                                     M5J 2Y1

NAME:     _______________________________________________________________

ADDRESS:   ______________________________________________________________

POSTAL CODE: _____________________________

I confirm that I am the REGISTERED owner of ______________________shares of the
Company.                                          (Common)

SIGNATURE OF
SHAREHOLDER: ___________________________________________ DATE: ______________

CUSIP: 46052H-10-2

SCRIP COMPANY CODE: IUCQ